UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 5, 2007

ADVANCED MAGNETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-14732	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

125 CambridgePark Drive, 6th Floor
Cambridge, Massachusetts	02140
(Address of principal executive offices)	(Zip Code)

(617) 498-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2007, Mr. David A. Arkowitz became Chief Financial Officer and Chief Business Officer of Advanced Magnetics, Inc., or AMI, and will be responsible for the company’s finance, treasury, business development and investor relations functions. Mr. Arkowitz has over 16 years of pharmaceutical industry experience. Prior to joining AMI, Mr. Arkowitz, 45, was Chief Financial Officer and Treasurer of Idenix Pharmaceuticals, Inc. for over three years.  Prior to joining Idenix, Mr. Arkowitz was with Merck & Co., Inc. for more than 13 years, where he held positions of increasing responsibility, including Vice President & Controller for Merck’s U.S. Human Health Division, Controller for the Merck Research Laboratories and Vice President, Finance and Business Development for Merck's Canadian subsidiary.  Mr. Arkowitz also serves as a member of the board of directors of ImpactRx.  Mr. Arkowitz holds a master's degree in business administration from Columbia University and a bachelor's degree in mathematics from Brandeis University.

On April 5, 2007, Mr. Arkowitz entered into a three-year employment agreement with AMI. Under the terms of the employment agreement, AMI agreed to pay Mr. Arkowitz an annual salary of $300,000 per year. In addition, Mr. Arkowitz is eligible to earn an annual bonus of up to forty percent (40%) of his base salary per year upon the achievement of certain performance goals determined by AMI’s Board of Directors or Compensation Committee in consultation with the Chief Executive Officer. Under the terms of the employment agreement, Mr. Arkowitz will receive twelve months of severance pay in the event AMI terminates his employment without “cause,” as defined in the agreement or he resigns for “good reason,” as defined in the agreement.

In connection with his employment as Chief Financial Officer and Chief Business Officer, the Board granted Mr. Arkowitz options to purchase 50,000 shares of common stock under the terms and conditions of AMI’s Amended and Restated 2000 Stock Plan, or the 2000 Stock Plan at an exercise price of $65.22, the fair market value of a share of common stock on the date of grant. The options become exercisable in four equal annual installments beginning on the first anniversary of the grant date. The Board also granted Mr. Arkowitz options exercisable for 10,000 shares under the terms and conditions of the 2000 Stock Plan at an exercise price of $65.22, the fair market value of a share of common stock on the date of grant. This 10,000 share option grant becomes exercisable in full immediately upon AMI’s achievement of certain performance goals as established by AMI’s Board of Directors. Finally, the Board also granted Mr. Arkowitz 3,000 restricted stock units under the terms and conditions of the 2000 Stock Plan, which vest in four equal annual installments beginning on the first anniversary of the grant date. In the event of a consummation of a “change of control,” as defined in Mr. Arkowitz’s employment agreement, fifty percent (50%) of Mr. Arkowitz’s unvested stock options and restricted stock units shall immediately vest. In the event that Mr. Arkowitz is terminated for any reason by AMI (or its successor) within one year following such “change of control” the remaining fifty percent (50%) of Mr. Arkowitz’s unvested stock options or restricted stock units shall become immediately vested in full.

A copy of the employment agreement is attached hereto as Exhibits 10.1 and is incorporated herein by reference.

        On April 5, 2007, the Company issued a press release regarding the employment of Mr. Arkowitz. The Company’s press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The Company hereby files the following exhibits:

10.1	Employment Agreement, dated April 5, 2007, by and between the Company and David A. Arkowitz.
99.1	Press release, dated April 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVANCED MAGNETICS, INC.

By: /s/ Joseph L. Farmer
Joseph L. Farmer
General Counsel and Vice President of
Legal Affairs

Date: April 10, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, dated April 5, 2007, by and between the Company and David A. Arkowitz.
99.1	Press release, dated April 5, 2007.